SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated December 8, 2006
of
ARRIS GROUP, INC.
A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631
3871 Lakefield Drive
Suwanee, Georgia 30174
(678) 473-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     In response to the provisions of Section 409A of the Internal Revenue Code, on December 8, 2006, we entered into replacement employment agreements with Messrs. Ronald M. Coppock, James D. Lakin, Bryant K. Isaacs, David B. Potts, and Robert Puccini.
     Each of the new agreements provides for (1) a term of one year and the automatic extension of that term by one day for each day of employment, (2) severance compensation equal to one year (two years in the case of Mr. Potts) of base salary and bonus, continuation of participation in certain benefit plans, and immediate vesting of equity awards if terminated without cause, in the event that Arris breaches the agreement, or if the employee terminates his employment for good reason following a change in control, and (3) non-competition and confidentiality requirements. The agreements provide for base salaries equal to the current base salaries for the employees ($267,000 for Mr. Coppock, $305,000 for Mr. Lakin, $240,500 for Mr. Isaacs, $305,000 for Mr. Potts, and $224,500 for Mr. Puccini). Each of the agreements provide for target and maximum bonus opportunities (as a percentage of base salary) of 60% and 150% (200% in 2007 and thereafter), respectively. In addition, Mr. Lakin’s agreement provides for him to continue providing certain to-be-agreed-upon services to Arris following his normal retirement date and his continued participation in certain benefit plans. The agreements also contain other customary terms, including terms comparable to those described below for Messrs. Margolis and Stanzione.
     On December 8, 2006, we entered into amendments of existing employment agreements with Lawrence Margolis and Robert Stanzione. Each of these amendments provides for (1) clarification that provisions in the employees’ existing employment agreements relating to the treatment of stock options in the event of the termination of employment also apply to restricted stock and other forms of equity awards, and (2) deferral of certain payments to the extent necessary to avoid the imposition of an excise tax as contemplated by Internal Revenue Code Section 409A and the payment to the employees of a tax “gross-up” in the event that the excise tax cannot be avoided.
     Attached as Exhibits 10.1 to 10.7 are copies of these agreements and amendments, each of which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment Agreement with Ronald M. Coppock

10.2	Employment Agreement with James D. Lakin

10.3	Employment Agreement with Bryant K. Isaacs

10.4	Employment Agreement with David B. Potts

10.5	Employment Agreement with Robert Puccini

10.6	Amendment to Employment Agreement with Lawrence Margolis

10.7	Amendment to Employment Agreement with Robert Stanzione

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
	By:	/s/ Lawrence A. Margolis
Lawrence A. Margolis,
Dated: December 8, 2006		Executive Vice President